Exhibit 32.2

INHIBITOR THERAPEUTICS, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Inhibitor Therapeutics, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. McNulty, Interim Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James A. McNulty
James A. McNulty
Interim Chief Financial Officer, Treasurer and Secretary
August 14, 2026